Exhibit 10.5

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of December 1, 2020 by and among American Virtual Cloud Technologies, Inc., a Delaware corporation (the “Company”), SPAC Opportunity Partners Investment Sub LLC, a Delaware limited liability company (the “Initial Investor”), solely for purposes of Section 6.5 and Section 9.6, Ribbon Communications Inc., a Delaware corporation (“Ribbon”), and any other parties that may sign a counterpart signature page or joinder to this Agreement from time to time after the date hereof to become a party to this Agreement as an additional investor (the “Additional Investors”) (the Initial Investor and each Additional Investor, an “Investor” and collectively, the “Investors”).

RECITALS

A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act;

B. In connection with the transactions (collectively, the “Transaction”) contemplated by that certain Purchase Agreement, dated as of August 5, 2020, as amended and restated on December 1, 2020 (the “Transaction Agreement”), by and among the Company, Ribbon, Ribbon Communications Operating Company, Inc. (“RCOCI”) and Ribbon Communications International Limited, the Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, an aggregate of up to 60,000 units of securities (the “Units”), each Unit consisting of (i) $1,000 in principal amount of the Company’s Series A-1 convertible debentures in the form attached hereto as Exhibit A (the “Debentures”) and (ii) a warrant to purchase 100 shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), at an exercise price of $0.01 per whole share in the form attached hereto as Exhibit B (the “Warrants”);

C. The purchase price per Unit is $1,000 (the “Purchase Price”); and

D. Contemporaneously with the Initial Closing (as defined herein), the parties hereto will execute and deliver an amendment in the form attached hereto as Exhibit C (the “RRA Amendment”) to that certain Registration Rights Agreement, dated as of April 7, 2020 (the “Registration Rights Agreement”), by and among the Company and the holders identified therein, pursuant to which the shares of Common Stock issuable upon conversion of the Debentures and upon exercise of the Warrants will be added as “Registrable Securities” to the Registration Rights Agreement and the Investors will be added as parties thereto.

NOW, THEREFORE, in consideration of the mutual promises made in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties to this Agreement agree as follows:

1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Board” means the board of directors of the Company.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in Atlanta, Georgia are open for the general transaction of business.

“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company as filed with the Delaware Secretary of State on April 1, 2020, as it may be amended from time to time.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Debentures pursuant to the terms thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any United States federal, state or local government or any foreign government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, including any court or tribunal (or any department, bureau or division thereof), or any arbitrator or arbitral body

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, ruling, determination or award entered by or with any Governmental Authority in a judicial or administrative proceeding.

“Guaranty” means the Guaranty of certain of the Company’s Subsidiaries required to be delivered to the Investors in accordance with the terms of the Debentures.

“Intellectual Property” will mean algorithms, databases, data collections, diagrams, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, software, techniques, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, prototypes, samples, studies and summaries).

“Intellectual Property Rights” will mean all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (i) rights associated with works of authorship, including exclusive exploitation rights, copyrights and moral rights; (ii) trademark and trade name rights and similar rights; (iii) trade secret rights; (iv) patent and industrial property rights; (v) other proprietary rights in Intellectual Property; and (vi) rights in or relating to registrations, renewals, extensions, combinations, divisions and reissues of, and applications for, any of the rights referred to in clauses “(i)” through “(v)” above.

“Law” means any United States federal, state, local or similar statute, law, standard, resolution, promulgation, ordinance, regulation, rule, code, order, requirement or rule of law (including common law), or any similar provision having the force or effect of law.

“Legal Requirement” means any Law, Governmental Order or License.

“Material Adverse Effect” means with respect to the Company, an event, violation, inaccuracy, circumstance, condition or other matter, individually or in the aggregate, that has had or could reasonably be expected to have a material adverse effect on the consolidated business, financial condition, assets, liabilities, prospects or results of operations of the Company and its Subsidiaries, taken as a whole (determined after giving effect to the consummation of the Transaction), or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Required Consent” means the written consent of the holders of a majority of the aggregate principal amount of the Debentures outstanding at the time of such consent.

“SEC Reports” means the forms, reports, schedules, statements and other documents, including any exhibits thereto, filed by the Company with the SEC since July 5, 2017, together with any amendments, restatements or supplements thereto.

“Securities” means the Debentures, the Conversion Shares the Warrants and the Warrant Shares.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Closing” means the closing of the transactions contemplated by the Transaction Agreement.

“Transaction Documents” means this Agreement, the Debentures, the Guaranties, the Warrants and the RRA Amendment.

“Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrants.

2. Purchase and Sale of the Units. Subject to the terms and conditions of this Agreement, on the Initial Closing Date (as defined below), the Initial Investor shall purchase, and the Company shall sell and issue to the Initial Investor, 10,000 Units for an aggregate Purchase Price of Ten Million Dollars ($10,000,000) (the “Initial Units”). Thereafter, the Company may issue and sell additional Units to the Initial Investor and/or one or more Additional Investors in accordance with the provisions of Section 3.2 below.

3. Closings.

3.1 Initial Closing. The initial closing of the sale of the Units contemplated hereby to the Initial Investor (the “Initial Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Initial Closing shall occur on the date of, and immediately prior to, the consummation of the Transaction. Following written notice from (or on behalf of) the Company to the Initial Investor (the “Closing Notice”) that the Company reasonably expects all conditions to the closing of the Transaction to be satisfied or waived, the Initial Investor shall deliver to the Company, not later than 12:00 noon Eastern Time on the Business Day immediately preceding the closing date specified in the Closing Notice (the “Initial Closing Date”), the Purchase Price for the Initial Investor’s Units to be purchased at the Initial Closing by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice against delivery to the undersigned at the Initial Closing of the Debentures and Warrants included in the Initial Investor’s Units. Pending consummation of the Transaction, the Company shall hold such Purchase Price in trust for such Investor subject to return as set forth in Section 6.5 of this Agreement.

3.2 Additional Closings. The Company may issue and sell additional Units to the Initial Investor and/or one or more Additional Investors on the terms and conditions of this Agreement; provided that the aggregate number of Units issued pursuant to this Agreement shall not exceed 60,000 Units. Each Additional Investor shall execute this Agreement in the capacity of an Investor and Exhibit A shall be supplemented to reflect the sale of such additional Units. The closing(s) of the purchase and sale of any additional Units to be acquired by the Additional Investors from the Company under this Agreement (the “Additional Closing(s)”) shall take place on such dates as agreed to by the Company and such Additional Investors but in no event later than May 24, 2021 (the “Final Closing Date”). Notwithstanding anything to the contrary contained herein, subject to the conditions set forth in Section 6.2, if, as of the Final Closing Date the aggregate number of Units sold hereunder (including the Units sold at the Initial Closing and any Units to be sold to Additional Investors on the Final Closing Date) is less than 35,000 on the Final Closing Date, an Additional Closing shall occur at which the Company shall issue and sell to the Initial Investor or its assignee(s), and the Initial Investor or its assignee(s) shall purchase from the Company, that number of Units equal to (a) 35,000 minus (b) the aggregate number of Units sold hereunder prior to the Final Closing Date (including the Units sold at the Initial Closing and any Units to be sold to Additional Investors on the Final Closing Date) (such number of Units, the “Remaining Units”). At each Additional Closing each applicable Investor shall deliver to the Company the Purchase Price for such Investor’s Units by wire transfer of United States dollars in immediately available funds to the account specified by the Company against delivery to the undersigned at the Additional Closing of the Debentures and Warrants included in such Additional Investor’s Units.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”) and except as set forth in the SEC Reports (to the extent the qualifying nature of such disclosure is readily apparent from the content of such SEC Reports, but excluding disclosures referred to in “Forward-Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements):

4.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation or other business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation or other business entity and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect.

4.2 Authorization. The Company and each of its Subsidiaries has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) subject to receipt of the Stockholder Approval (as defined herein), the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) subject to receipt of the Stockholder Approval, the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company and the Subsidiaries party thereto, enforceable against the Company and such Subsidiaries in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

4.3 Capitalization. The Company’s authorized and issued capital stock as of the date hereof is as set forth in the Current Report on Form 8-K filed by the Company on April 7, 2020, as modified by any SEC Reports filed after such date. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights and were issued in compliance with applicable state and federal securities law and any rights of third parties. No Person is entitled to preemptive or similar statutory or contractual rights with respect to any securities of the Company. Except as set forth in the SEC Reports, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind, other than the Securities. Except as set forth in the SEC Reports and the Transaction Agreement, there are no voting agreements, buy sell agreements, or option or right of first purchase agreements among the Company and any of the security holders of the Company relating to the securities of the Company held by them. The issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4 Valid Issuance. The Debentures, the Warrants and the Guaranties have been duly and validly authorized and issued. Upon the conversion of the Debentures in accordance with the terms thereof and the due exercise of the Warrants in accordance with the terms thereof, the Conversion Shares and Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors. The Company has reserved a sufficient number of shares of Common Stock for issuance of the Conversion Shares upon conversion of the Debentures and for issuance of the Warrant Shares upon the exercise of the Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.

4.5 Consents. The execution, delivery and, subject to receipt of the Stockholder Approval (other than with respect to this Agreement), performance by the Company and its Subsidiaries of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Conversion Shares upon conversion of the Debentures, (iii) the issuance of the Warrant Shares upon due exercise of the Warrants, and (iv) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any antitakeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Certificate of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

4.6 SEC Reports. The SEC Reports constitute all of the forms, reports, schedules, statements and other documents required to be filed by the Company with the SEC since July 5, 2017. The SEC Reports (i) were prepared in all material respects in accordance with either the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 4.6, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

4.7 Absence of Certain Changes. Since March 31, 2020, except as expressly contemplated by this Agreement, or specifically disclosed in any SEC Report filed since March 31, 2020 and prior to the date of this Agreement, the Company has conducted its business in the ordinary course and in a manner consistent with past practice, and there has not been any Material Adverse Effect with respect to the Company.

4.8 Reserved.

4.9 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and its Subsidiaries party thereto and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation or the Company’s Bylaws, each as to be in effect on the Closing Date, (ii) the equivalent instruments of any Subsidiary or (iii) (a) subject, in the case of conversion of the Debentures or exercise of the Warrants, to receipt of the Stockholder Approval, any Legal Requirement applicable to the Company, any Subsidiary or any of their respective assets or properties, or (b) any material agreement or material instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.

4.10 Tax Matters. The Company and each Subsidiary have timely filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All material taxes and other material assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due.

4.11 Title to Properties. The Company and each Subsidiary have good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially interfere with the use made or currently planned to be made thereof by them; and the Company and each Subsidiary hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.12 Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities, licenses, authorizations, qualifications, registrations or permits (collectively, “Licenses”) issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings or violations relating to the revocation or modification or fines or penalties in respect of any such Licenses that, individually or in the aggregate, if determined adversely to the Company or such Subsidiary, would reasonably be expected to have a material effect on results of operations or financial condition of the Company and its Subsidiaries, taken as a whole.

4.13 Reserved.

4.14 Litigation. There are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties which are required to be disclosed in the SEC Filings and are not so disclosed or are otherwise material to the Company and its Subsidiaries, taken as a whole; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened nor is there any basis therefor. Neither the Company nor any Subsidiary, nor to the Company’s Knowledge any director or officer thereof, is or since March 31, 2020 has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or to the Company’s Knowledge any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Securities Act or the Exchange Act. No director or officer of the Company or any of its Subsidiaries has committed or alleged to have committed any act of sexual harassment or other misconduct, or has been alleged to have created a hostile work place or engaged in workplace discrimination.

4.15 Financial Statements. The financial statements included in each SEC Report present fairly, in all material respects, the consolidated financial position of the Company and/or its Subsidiaries, as applicable, as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10−Q under the Exchange Act) and comply as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC. Except as set forth in the financial statements of the Company and/or its Subsidiaries included in the SEC Reports filed prior to the date hereof, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect or resulted from a violation of any Legal Requirement or any License, or any breach of any material contract or agreement, written or otherwise.

4.16 Listing. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “AVCT”. The Company’s issued and outstanding warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “AVCTW”. As of the date of this Agreement, there is no action or proceeding pending or, to the Company’s Knowledge, threatened in writing against the Company by the Nasdaq Capital Market or the SEC with respect to any intention by such entity to deregister the Company’s Common Stock or warrants or terminate the listing of the Company on the Nasdaq Capital Market.

4.17 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than any such commission, fee or other compensation payable solely by the Company.

4.18 No Directed Selling Efforts or General Solicitation. Neither the Company nor to the Company’s Knowledge any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of the Units.

4.19 No Integrated Offering. Neither the Company nor any of its Affiliates, nor to the Company’s Knowledge any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act.

4.20 Private Placement. Assuming the accuracy of representations and warranties of the Investors contained in this Agreement, the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the Securities Act.

4.21 Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

4.22 Transactions with Affiliates. Except as disclosed in the SEC Reports (or would not be required to be disclosed therein), none of the officers or directors of the Company or its Subsidiaries and, to the Company’s Knowledge, none of the employees of the Company or its Subsidiaries is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, for services as employees, officers and directors, and/or for the purchase of Units pursuant to this Agreement, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.23 Sarbanes Oxley. The Company is in material compliance with the provisions of the Sarbanes Oxley Act of 2002 currently applicable to the Company. The Company has established (a) disclosure controls and procedures (as defined in Exchange Act Rules 13a−15(e) and 15d−15(e)) and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared and (b) internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) (clauses (a) and (b) being collectively referred to as “Controls and Procedures”). The Company’s certifying officers have evaluated the effectiveness of the Company’s Controls and Procedures as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the Controls and Procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls over financial reporting, nor or to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls. The Company has disclosed in the SEC Reports all material weaknesses or significant deficiencies in its internal control over financial reporting. Following completion of the Transaction, the Controls and Procedures of the Company and its Subsidiaries will be effective to enable the Company timely to file with or to furnish to the SEC all required periodic and current reports required following such date in conformity in all material respects with the applicable rules and regulations of the SEC.

5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

5.1 Organization and Existence. Such Investor, if other than an individual, is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

5.2 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is or will be a party have been duly authorized and each is, or upon execution and delivery by such Investor will, constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally. No consent, approval, authorization, order, filing, registration or qualification of or with any court, government authority or third person is required to be obtained by such Investor in connection with the execution and delivery of the Transaction Documents to which such Investor is or will be a party or the performance of such Investor’s obligations hereunder or thereunder.

5.3 Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account and not for the account of others or as nominee or agent, and not with a view to, or for, resale, distribution, syndication, or fractionalization thereof, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

5.4 Investment Experience. Each Investor understands that such Investor’s investment in the Securities being purchased by such Investor from the Company involves a high degree of risk. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed or made any recommendation or endorsement of the Securities being purchased by the Investor from the Company. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5 Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Investor acknowledges receipt of copies of the SEC Reports. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.6 Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

5.7 No Public Market. Such Investor understands that no public market exists for the Debentures or Warrants, and that the Company has made no assurances that a public market will ever exist for the Debentures or Warrants.

5.8 Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

(a) “NEITHER THIS DEBENTURE NOR THE SHARES OF COMMON STOCK INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED, EXCEPT AS SET FORTH IN SECTION 7.2(D) OF THIS DEBENTURE.”

(b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

5.9 Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act.

5.10 No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any general solicitation or general advertising.

5.11 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.12 Prohibited Transactions. Since the earlier of (a) such time as such Investor was first contacted by the Company or any other Person acting on behalf of the Company regarding the transactions contemplated hereby or (b) thirty (30) days prior to the date hereof, neither such Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (z) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a−1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”). Notwithstanding the foregoing, in the case of an Investor that is a multimanager investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, such Investor has maintained the confidentiality of all disclosures made to it in connection with the Contemplated Transactions (including the existence and terms of the Contemplated Transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect any short sales or similar transactions in the future. Such Investor acknowledges that the representations, warranties and covenants contained in this Section 5.12 are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 5.12.

6. Conditions to Closing; Termination.

6.1 Conditions to the Initial Investor’s Obligations to Purchase the Initial Units at the Initial Closing. The obligation of the Initial Investor to purchase the Initial Units at the Initial Closing is subject to the fulfillment, on or prior to the Initial Closing Date, of the following conditions, any of which may be waived by the Initial Purchaser:

(a) The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Initial Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Initial Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Initial Closing Date.

(b) Since the date of this Subscription Agreement, there shall have not occurred any Material Adverse Effect with respect to the Company and its Subsidiaries.

(c) The Common Stock shall remain listed on the Nasdaq Capital Market or, if not so listed, shall be quoted on the OTC Bulletin Board.

(d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority or third party, in each case enjoining or preventing, or seeking to enjoin or prevent, the consummation of the transactions contemplated hereby or in the other Transaction Documents, or which would otherwise result in a Material Adverse Effect.

(e) The Company shall have executed and delivered the RRA Amendment.

(f) The Company shall have delivered a Certificate, executed on behalf of the Company by an executive officer, dated as of the Initial Closing Date, certifying (i) to the fulfillment of the conditions specified in subsections (a), (b), (c) and (d) of this Section 6.1.

(g) No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

6.2 Conditions to the Initial Investor’s Obligations to Purchase the Remaining Units at the Final Closing Date. The obligation of the Initial Investor to purchase the Remaining Units, if any, at the Final Closing Date, is subject to the fulfillment, on or prior to the Final Closing Date, of the following condition, which may be waived by the Initial Purchaser:

(a) Since the Initial Closing, there shall have not occurred any Material Adverse Effect with respect to the Company and its Subsidiaries.

6.3 Conditions to Additional Investors’ Obligations. The obligation of each Additional Investor to purchase the Units at the applicable Closing is subject to the fulfillment, on or prior to the applicable Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a) The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to such Closing Date.

(b) Since the date of this Subscription Agreement, there shall have not occurred any Material Adverse Effect with respect to the Company and its Subsidiaries.

(c) The Common Stock shall remain listed on the Nasdaq Capital Market or, if not so listed, shall be quoted on the OTC Bulletin Board.

(d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority or third party, in each case enjoining or preventing, or seeking to enjoin or prevent, the consummation of the transactions contemplated hereby or in the other Transaction Documents, or which would otherwise result in a Material Adverse Effect.

(e) All conditions precedent to the Company’s obligation to consummate closing of the Transaction (other than the condition in respect of the consummation of the Initial Closing hereunder), including the approval of the Company’s stockholders, shall have been satisfied or, with the prior written consent of such Investor, waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction).

(f) The Company shall have executed and delivered the RRA Amendment.

(g) The Company shall have delivered a Certificate, executed on behalf of the Company by an executive officer, dated as of the applicable Closing Date, certifying (i) to the fulfillment of the conditions specified in subsections (a), (b), (c), (d) and (e) of this Section 6.3 and (ii) that immediately following receipt of the proceeds from the issuance and sale of the Units pursuant to this Agreement the Transaction is capable of being, and shall be, consummated in accordance with the terms and conditions of, and without any waiver of any obligations, breaches or defaults arising under, the Transaction Agreement.

(h) No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

6.4 Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Units at the applicable Closing is subject to the fulfillment on or prior to the applicable Closing Date of the following conditions, any of which may be waived by the Company other than the condition set forth in Section 6.4(e); provided, however, that the obligation of the Company to sell and issue the Remaining Units to the Initial Investor at the Final Closing Date pursuant to Section 3.2 hereof shall not be subject to any conditions:

(a) The representations and warranties made by the Investors in Section 5 hereof, other than the representations and warranties contained in Sections 5.3 through 5.10, Section 5.12 and Section 5.13 (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(d) The Investors shall have executed and delivered the RRA Amendment.

(e) Each Investor shall have delivered the applicable Purchase Price to the Company.

6.5 Termination of Obligations to Effect Closing; Effects. The obligations of the Company, on the one hand, and each Investor, on the other hand, to effect the Closing shall terminate as follows:

(a) Upon the mutual written consent of the Company and such Investor;

(b) By the Company if any of the conditions set forth in Section 6.4 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(c) By the Initial Investor if any of the conditions set forth in Section 6.1 or Section 6.2 shall have become incapable of fulfillment prior to the Initial Closing Date or the Final Closing Date, as applicable, and shall not have been waived by the Initial Investor;

(d) By an Additional Investor (with respect to itself only) if any of the conditions set forth in Section 6.3 shall have become incapable of fulfillment, and shall not have been waived by the Investor;

(e) If the Transaction Agreement terminates, without the consummation of the Transaction having occurred, for any reason; or

(f) In the case of the Initial Closing only, by either the Company or any Investor (with respect to itself only) if the Initial Closing has not occurred on or prior to December 31, 2020;

provided, however, that, except in the case of clauses (b) or (c) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing. If this Agreement terminates following the delivery by the Initial Investor of the Purchase Price for the Units, the Company shall promptly return the applicable Purchase Price to the Initial Investor. Notwithstanding the foregoing, if the Initial Closing occurs, the obligations of each of (i) the Company to sell and issue the Remaining Units to the Initial Investor and (ii) the Initial Investor to purchase the Remaining Units from the Company, subject to the satisfaction of the condition set forth in Section 6.2, cannot be terminated without the prior written consent of Ribbon, such consent not to be unreasonably withheld or delayed.

7. Other Covenants and Agreements.

7.1 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock for issuance of the Conversion Shares upon conversion of the Debentures and for issuance of the Warrant Shares upon the exercise of the Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.

7.2 No Conflicting Agreements. Except in connection with Ribbon’s ability to redeem up to $5,000,000 in the aggregate of the Consideration Units (as defined in the Transaction Agreement) pursuant to the terms of the Investor Rights Agreement (as defined in the Transaction Agreement), the Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

7.3 Listing. So long as Debentures and Warrants remain outstanding, the Company shall use commercially reasonable efforts to maintain in good standing the listing of the Common Stock for trading on the Nasdaq Stock Market or other national securities exchange.

7.4 Use of Proceeds. The Company shall use the net proceeds from the sale of the Units solely (i) to fund the consummation of the Transaction and the fees and expenses incurred in respect thereof, which shall include Ribbon’s option to use a portion of the proceeds from the sale of Units in excess of $50,000,000, if any, to effectuate its sale or redemption of up to $5,000,000 in the aggregate of the Consideration Units and (ii) for working capital and general corporate purposes of the Company and its Subsidiaries following the consummation of the Transaction.

7.5 Stockholder Approval. The Company shall provide each stockholder entitled to vote at a meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held following the Initial Closing Date, a proxy statement meeting the requirements of Section 14 of the Exchange Act soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions approving the Company’s issuance of the Conversion Shares and the Warrant Shares (the “Stockholder Approval”) in accordance with applicable law, the rules and regulations of the Nasdaq Stock Market (or any other applicable market on which the Common Stock is then traded), the Certificate of Incorporation, the Company’s bylaws and the Delaware General Corporation Law, and the Company shall use its commercially reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors to recommend to the stockholders that they approve such resolutions.

7.6. Ribbon Redemption. After the Company has sold and issued to Investors an aggregate of 50,000 Units hereunder, Ribbon shall be allowed to sell or redeem up to $5,000,000 in the aggregate of the Consideration Units received by Ribbon pursuant to the Transaction Agreement in accordance with the terms of the Investor Rights Agreement.

7.7. Capital Commitments. The Initial Investor and, if applicable, its assignee(s), are using and shall continue to use its and their respective reasonable best efforts to raise additional investments and/or capital commitments from its or their respective investors in an amount sufficient to permit the Initial Investor to purchase the Remaining Units, if any, at the Final Closing Date.

8. Survival and Indemnification.

8.1 Survival. The representations and warranties of the Company and the Investors contained in this Agreement shall survive for a period of twelve (12) months after the Initial Closing Date; provided, however, that the representations and warranties contained in Sections 4.1 through 4.5 and 5.2 through 5.10 of this Agreement shall survive the Closing Date indefinitely. The indemnified parties (as defined below) shall not be entitled to make any claim for indemnification with respect to such representations or warranties after the expiration of the applicable survival period; except that each claim initiated by an indemnified party prior to the expiration of the applicable survival period shall survive until it is settled or resolved.

8.2 Indemnification. The Company agrees to indemnify, reimburse and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person; provided, however, that such indemnifiable Losses shall not exceed the amount representing such Investor’s pro rata portion of the Purchase Price as set forth on the signature pages to this Agreement.

8.3 Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (a) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) in the case of a third party claim giving rise to such claim for indemnification, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (i) the indemnifying party has agreed to pay such fees or expenses, or (ii) the indemnifying party shall have failed promptly to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (iii) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

9. Miscellaneous.

9.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Required Consent of the Investors, as applicable; provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to (a) an Affiliate or (b) a third party acquiring some or all of the Securities in a transaction complying with applicable securities laws, in each case without the prior written consent of the Company or the other Investors. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties and each Investor, before selling, assigning, pledging or otherwise disposing of any Debenture, shall require the recipient thereof to execute a joinder to this Agreement as set forth in such Debenture. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. For the avoidance of doubt, an Investor who assigns its rights or delegates its duties hereunder shall not be relieved of its obligations under this Agreement. Notwithstanding anything to the contrary in this Section 9.1, the Initial Investor may assign in rights to complete the purchase of some or all of the Remaining Units, if any, at the Final Closing Date, provided such assignment shall not relieve the Initial Investor of its obligations to purchase the Remaining Units, if any, at the Final Closing Date, subject to the terms and conditions of this Agreement.

9.2 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by electronic mail, then such notice shall be deemed given upon transmittal thereof, if sent during the recipient’s normal business hours, and if not sent during normal business hours, then on the next Business Day, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

American Virtual Cloud Technologies, Inc.

1720 Peachtree Street, Suite 629
Atlanta, GA 30309
Attention: Thomas H. King
Email: tking@avctechnologies.com

with a copy to:

Greenberg Traurig, LLP
1750 Tysons Boulevard, Suite 1000
McLean, VA 22102
Attention: Jason Simon
Email: simonj@gtlaw.com

If to the Investors:

to the addresses set forth on the signature pages hereto.

9.5 Expenses. The parties to this Agreement shall pay their own costs and expenses in connection herewith.

9.6 Amendments and Waivers. Prior to the Initial Closing, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, Ribbon and each Investor against which such amendment or waiver is to be applied or, following the Initial Closing, the Required Consent of the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding in accordance herewith upon the applicable holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

9.7 Publicity. Each Investor, severally and not jointly with the other Investors, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Investor will maintain the confidentiality of the existence and terms of this transaction except to the extent disclosure is, in the reasonable judgment of an Investor that has a class of securities registered under Section 12 of the Exchange Act required to be disclosed under applicable securities laws and regulations.

9.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9 Entire Agreement. This Agreement, including the Annexes, Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11 Governing Law; Waiver of Jury Trial. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

9.12 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

9.13 Third-Party Beneficiary. Ribbon is an intended third-party beneficiary of this Agreement, and shall have the ability to enforce the rights of the Company hereunder .

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.

By:	/s/ Thomas H. King
Name:	Thomas H. King
Title:	Chief Financial Officer

Signature Page to Securities Purchase Agreement

Initial Investor:

SPAC OPPORTUNITY PARTNERS INVESTMENT SUB LLC

By:	/s/ Robert E. Willis
Name:	Robert E. Willis
Title:	Managing Member

Address for

Notice:	SPAC Opportunity Partners Investment Sub LLC
2870 Peachtree Road NW
Atlanta, GA 30305

Signature Page to Securities Purchase Agreement

Solely for purposes of Section 6.5 and Section 9.6:

RIBBON COMMUNICATIONS INC.

By:	/s/ Bruce McClelland
Name:	Bruce McClelland
Title:	President & Chief Executive Officer

Address for

Notice:	4 Technology Park Drive
Westford, Massachusetts 01886

Signature Page to Securities Purchase Agreement

Additional Investors:

Signature block for entities:

[name of entity]

By:
Name:
Title:

Address:

Email:

Signature block for individuals:

Print Name:

Address:

Email:

Aggregate
Purchase Price:	$
Number of
Units:

Address for
Notice:

Signature Page to Securities Purchase Agreement

EXHIBIT A

FORM OF DEBENTURE

EXHIBIT B

FORM OF WARRANT

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT AMENDMENT